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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Post-effective Amendment No. 2 to Form S-1 Registration Statement on Form S-3 of our report dated January 6, 2000 relating to the combined financial statements of InterMedia Cable Systems, which appear in Amendment No. 1 to Charter Communications Inc.'s Registration Statement on Form S-1 dated September 22, 2000 and the Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California

February 6, 2001